                                                                    EXHIBIT 12.1

                               JAMESON INNS, INC.
           CALCULATION OF RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
                          AND PREFERRED STOCK DIVIDENDS


                                                                    FOR THE THREE MONTH PERIOD ENDED
                                                                                 JUNE 30
                                                                  -----------------------------------
                                                                       1998                  1997
                                                                  --------------        -------------
Consolidated income before extraordinary items                    $       66,341        $   1,889,061
Interest                                                                 138,436                7,314
Amortization                                                              27,529               13,991
                                                                  --------------        -------------

               Earnings                                           $      232,306        $   1,910,366
                                                                  ==============        =============

Interest                                                          $      138,436        $       7,314
Amortization                                                              27,529               13,991
Cumulative preferred stock dividends                                     693,750                   --
Interest capitalized during the period                                   238,772              150,524
                                                                  --------------        -------------

               Fixed Charges                                      $    1,098,487        $     171,829
                                                                  ==============        =============

Ratio of earnings to fixed charges and preferred
  stock dividends                                                           0.21                11.12
                                                                  ==============        =============


                                                                FOR THE SIX MONTH PERIOD ENDED
                                                                            JUNE 30
                                                             ----------------------------------
                                                                    1998               1997
                                                             ----------------     -------------
Consolidated income before extraordinary items                   $ 1,531,755        $ 3,099,930
Interest                                                             628,916            331,377
Amortization                                                          53,297             36,344
                                                             ---------------      -------------

               Earnings                                          $ 2,213,968        $ 3,467,651
                                                             ===============      =============

Interest                                                         $   628,916        $   331,377
Amortization                                                          53,297             36,344
Cumulative                                                           800,550                 --
preferred stock dividends
Interest capitalized during the period                               407,311            231,316
                                                             ---------------      -------------

               Fixed Charges                                     $ 1,890,074        $   599,037
                                                             ===============      =============

Ratio of earnings to fixed charges and preferred
  stock dividends                                                       1.17               5.79
                                                             ===============      =============